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                                                                    Exhibit 23.1


                             CLANCY & CO., P.L.L.C.
                                Phoenix, Arizona


The Board of Directors
Healthbridge, Inc.
Suite 1818, 1177 West Hastings Street
Vancouver, B.C., Canada V6E 2K3


           RE: CONSENT TO USE OUR AUDITED FINANCIAL STATEMENTS AS AN EXHIBIT TO THOR VENTURES CORP, FORM S-8
                  REGISTRATION STATEMENT

Dear Directors:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 6, 2000 on the financial statements of Healthbridge, Inc., a Texas corporation (the "Company") for the year ended December 31, 1999. The audited financial statements were included in the Registration Statement on Form 10-SB of Healthbridge, Inc. of August 17, 2000.


Yours truly,

/s/ Clancy & Co., P.L.L.C.
----------------------------
Clancy & Co., P.L.L.C.


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